UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Effective April 11, 2025, Garth Lees-Rolfe resigned as Chief Financial Officer, principal financial officer and principal accounting officer of Inhibikase Therapeutics, Inc. (the “Company”). Mr. Lees-Rolfe’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, Mr. Lees-Rolfe and the Company entered into a separation agreement pursuant to which, Mr. Lees-Rolfe is entitled to receive severance benefits pursuant to the terms of his employment agreement with the Company, which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on April 19, 2024. The Company has also entered into a consulting agreement with Mr. Lees-Rolfe (the “Consulting Agreement”) pursuant to which, Mr. Lees-Rolfe will provide certain services to the Company through August 15, 2025. As consideration for such services, Mr. Lees-Rolfe will receive a monthly fee in the amount of $33,333.00 until such time as the Consulting Agreement is terminated or an amount pro-rated in any month wherein the consulting relationship with the Company has been terminated. Mr. Lees-Rolfe’s options to purchase up to an aggregate of 61,945 shares shall continue to vest for so long as he has a service relationship with the Company under the Consulting Agreement. All vested equity awards at the completion of the term of the Consulting Agreement shall remain exercisable until the end of 2025.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Financial Officer. Principal Financial Officer and Principal Accounting Officer

Effective April 14, 2025, the Board appointed David McIntyre as Chief Financial Officer, principal financial officer and principal accounting officer of the Company (the “Appointment”).

Mr. McIntyre, 54, has over two decades of executive experience in the life sciences sector, having held various C-suite level roles at public and private biotech and medical device entities. He previously served as chief financial officer of Anthos Therapeutics, Inc. from October 2021 to October 2024. Before that, Mr. McIntyre served as chief financial officer of Tessa Therapeutics, Inc. from October 2020 to October 2021 and as chief financial officer and chief operating officer of HeartWare® International, Inc. Mr. McIntyre also held positions at AVITA Medical, Inc. and Braeburn, Inc. Mr. McIntyre’s experience additionally includes nearly ten years as a Partner at Apple Tree Partners, a life science venture capital and growth equity fund. Prior to entering life sciences, he practiced as a senior attorney at Baker & McKenzie and KPMG. Mr. McIntyre currently serves on the board of directors of Starpharma Holdings Limited and Redflex Holdings Ltd. Mr. McIntyre holds a Bachelor of Economics (Accounting) from the University of Sydney, Australia, a Bachelor of Laws from the University of Technology, Sydney, Australia and a Master of Business Administration (MBA) from Duke University Fuqua School of Business (Fuqua Scholar) from Durham, North Carolina, USA. Mr. McIntyre is a Certified Practicing Accountant and is also admitted as a legal practitioner of the Supreme Court of New South Wales and of the High Court of Australia.

In connection with the Appointment, the Company entered into an employment agreement with Mr. McIntyre (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McIntyre will be paid an annual base salary of $485,000 and is eligible for an initial annual performance-based incentive cash bonus in an amount up to 45% of his annual base salary. In connection with his appointment, Mr. McIntyre was granted an aggregate of 3,142,967 stock options to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (i) stock options (the “Hire Options”) to purchase up to 1,775,539 shares of Common Stock, such options shall vest over four years with 25% vesting on the first anniversary of his starting date of employment and the remainder vesting in 36 equal monthly installments thereafter and (ii) stock options (“Warrant Adjustment Options”) to purchase up to 1,367,428 shares of Common Stock, such options shall vest over four years with 25% vesting on the first anniversary of his starting date of employment and the remainder vesting in 36 equal monthly installments thereafter and become exercisable in an amount proportional to the number of exercised Series A-1

Warrants and Series B-1 Warrants of the Company. In the event Mr. McIntyre’s employment is terminated for any reason, the Company shall pay or provide to Mr. McIntyre (i) any base salary earned through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits Mr. McIntyre may have under any employee benefit plan of the Company through the date of termination (the “Accrued Obligations”). In the event Mr. McIntyre’s employment is terminated by the Company without Cause or by Mr. McIntyre for Good Reason outside of the Change in Control Period, in addition to the Accrued Obligations, subject to his signing and complying with a release agreement and the release agreement becoming irrevocable, Mr. McIntyre will be entitled to (i) cash payment equal to twelve (12) months of his annual base salary, (ii) receive any earned but unpaid bonus from the fiscal year prior to the year in which the date of termination occurs, (iii) receive a pro-rated bonus for the fiscal year in which the date of termination occurs, and (iv) receive a monthly payment equal to the monthly employer contribution the Company would have made to provide health insurance had he remained employed, paid to either the group health plan provider, the COBRA provider or directly to him for up to twelve (12) months. The terms “Cause,” “Good Reason”, “Change in Control Period” and “Restrictive Covenant Agreement” are each defined in the Employment Agreement.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. McIntyre has also entered into the Company’s standard form of officer indemnification agreement, which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed on July 23, 2020.

No family relationships exist between Mr. McIntyre and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. McIntyre and any other person pursuant to which Mr. McIntyre was selected as the Chief Financial Officer, nor are there any transactions to which the Company is or was a participant in which Mr. McIntyre has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 14, 2025, the Company issued a press release entitled “Inhibikase Therapeutics Announces Appointment of David McIntyre as Chief Financial Officer” A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.3 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Consulting Agreement between Inhibikase Therapeutics, Inc. and Garth Lees-Rolfe, dated as of April 11, 2025

99.2	Employment Agreement between Inhibikase Therapeutics, Inc. and David McIntyre, dated as of March 13, 2025

99.3	Press Release issued by Inhibikase Therapeutics, Inc., dated April 14, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2025	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Mark Iwicki
Mark Iwicki
Chief Executive Officer